Exhibit 4

Execution Version

SECOND AMENDMENT AND WAIVER TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND OMNIBUS AMENDMENT

TO GUARANTY AND NOTE PURCHASE AGREEMENTS

THIS SECOND AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND OMNIBUS AMENDMENT TO GUARANTY AND NOTE PURCHASE AGREEMENTS (this “Amendment”) is made as of the 6th day of October, 2009, by and among BASSETT FURNITURE INDUSTRIES, INCORPORATED, a Virginia corporation (the “Borrower”), BRANCH BANKING AND TRUST COMPANY (“BB&T”), as agent (in such capacity, the “Agent”) and Licensee Lender (as defined in the Credit Agreement identified below), the banks listed on the signature pages hereof (collectively referred to herein as the “Banks”) and BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC (formerly Bassett Furniture Industries of North Carolina, Inc.), THE E.B. MALONE CORPORATION (“Malone Corporation”), BASSETT DIRECT STORES, LLC (formerly Bassett Direct Stores, Inc.), BASSETT DIRECT NC, LLC, and BASSETT DIRECT SC, LLC (collectively referred to herein as the “Guarantors”).

R E C I T A L S:

The Borrower, the Agent, the Guarantors and the Banks (including the Licensee Lender) have entered into that certain Third Amended and Restated Credit Agreement dated October 31, 2007, as amended by the First Amendment thereto dated as of August 7, 2008 (as so amended, the “Credit Agreement”; capitalized terms used in this Amendment which are not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement). Pursuant to the terms of the Credit Agreement, the Borrower and BB&T, as Licensee Lender, have entered into each of the Guaranty and Note Purchase Agreements identified on Schedule 1 hereto (collectively, together with any other such Guaranty and Note Purchase Agreement executed and delivered in connection with the Credit Agreement, the “Licensee Loan Guarantees”).

The Borrower and Guarantors have requested that the Agent and the Banks (i) amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein and (ii) waive the Event of Default in existence under Section 5.35 of the Credit Agreement arising as a result of the Borrower’s failure to comply with the minimum Consolidated Tangible Net Worth covenant for the Fiscal Quarters ended February 28, 2009, May 30, 2009 and August 29, 2009 (the “Existing Events of Default”). Subject to the terms and conditions in this Amendment, the Banks and the Agent have agreed to such waiver and amendments.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks (including the Licensee Lender), intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended to:

(a) include the following new definition:

“Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment and Waiver to Third Amended and Restated Credit Agreement and Omnibus Amendment to Guaranty and Note Purchase Agreements dated October 6, 2009, by and among the Banks, the Agent, the Licensee Lender, the Borrower and the Guarantors.

(b) amend and restate the following definition to read as follows:

“Borrowing Base” shall mean, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Agent, an amount equal to: (A) Adjusted Debt, as of the date of determination, subtracted from (B) the sum of (i) an amount equal to 75% (or such lesser percentage as shall be mutually agreed upon by the Agent and Borrower from time to time) of the face dollar amount of Eligible Accounts as at the date of determination; and (ii) an amount equal to: (a) 5% of the LIFO Reserve, as of the date of the determination of the Borrowing Base, subtracted from (b) 40% (or such lesser percentage as shall be mutually agreed upon by the Agent and Borrower from time to time) of the dollar amount of the Eligible Inventory, valued at the lower of its cost or market value (as determined by the Agent in its sole discretion), as at the date of determination. The Agent shall also (x) hold and subtract from the Borrowing Base a reserve in an amount equal to 125% of the amount, if any, by which the fair market value of the Marketable Investments in the Borrower’s Securities Account (as such terms are defined in Section 5.37) is less than $16,000,000 and (y) be entitled to hold and subtract any other reserve against the Borrowing Base it deems necessary as security for payment of the Notes, the obligations of the Guarantors under Article X of this Agreement, and the obligations of the Borrower under the Letter of Credit Agreements and the Licensee Loan Guarantees.

(c) delete the following definitions appearing therein: “Consolidated Comprehensive EBITDA”; “Consolidated Interest Expense”; and “EBITDA”.

SECTION 2.02. Amendments to Section 2.06. Section 2.06 of the Credit Agreement is hereby amended as follows:

(a) by amending and restating Section 2.06(a) to read in its entirety as follows:

(a) “Applicable Margin” shall mean 2.75%.

(b) by amending and restating the first sentence of Section 2.06(b) to read in its entirety as follows:

During each Interest Period in which the Loan (excluding Swing Line Advances) is a Prime Rate Loan, such Prime Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the applicable Interest Period, at a rate per annum equal to the Prime Rate for such day plus the Applicable Margin; provided, however, that in no event shall the interest rate applicable to any such Prime Rate Loan be less than 4.25% per annum.

(c) by amending and restating the first sentence of Section 2.06(c) to read in its entirety as follows:

During each Interest Period in which the Loan is a Euro-Dollar Loan, such Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the applicable Adjusted Monthly Libor Index for such Interest Period; provided, however, that in no event shall the interest rate applicable to any Euro-Dollar Loan be less than 4.25% per annum.

(d) by amending and restating Section 2.06(e) to read in its entirety as follows:

(e) Each Letter of Credit Advance shall bear interest on the outstanding principal amount thereof, payable on demand, for each day from the date such Letter of Credit Advance is made until paid in full at a rate per annum equal to the Default Rate applicable to Euro-Dollar Loans.

SECTION 2.03. Amendment to Section 2.07(a). Section 2.07(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of such Bank’s Commitment (whether or not utilized) as then in effect (or, if the Commitments are no longer in effect, the aggregate outstanding principal amount of the Notes, Letter of Credit Advances, Licensee Loans and Undrawn Amounts) times (ii) 0.50%. Facility fees shall be payable in advance on the Second Amendment Effective Date and thereafter on each anniversary of the Second Amendment Effective Date until the Commitments have been terminated and the Obligations have been paid in full; provided; however, that such facility fee shall be pro rated for the year in which the Termination Date is scheduled to occur. The Borrower agrees that all such facility fees shall be fully earned and paid in immediately available funds when due and payable and shall be non-refundable under any circumstance.

SECTION 2.04. Amendment to Section 2.15(a). Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Borrower may, prior to the Termination Date, as set forth in this Section, request the Swing Line Lender to make, and the Swing Line Lender may in its sole and absolute discretion prior to the Termination Date make, Swing Line Advances to the Borrower, in an aggregate principal amount at any one time outstanding, not exceeding (i) prior to the Second Amendment Effective Date, Five Million Dollars ($5,000,000) and (ii) thereafter, Zero Dollars ($0); provided that the aggregate principal amount of all Swing Line Advances, together with the aggregate principal amount of all outstanding Advances, Undrawn Amounts, Licensee Loans and Letter of Credit Advances, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

SECTION 2.05. Amendment to Section 2.16. Section 2.16 of the Credit Agreement is hereby amended by adding the following clause (j) to the end of such Section:

(j) Notwithstanding any other provision of this Section 2.16, the Licensee Lender shall not, and shall have no obligation to, disburse any Licensee Loans at any time on or after the Second Amendment Effective Date. The Loan Parties acknowledge and agree that the termination of the Licensee Lender’s commitment to make Licensee Loans shall not alter, modify or amend or otherwise affect in any way the Loan Parties’ respective obligations set forth in this Agreement, any Licensee Loan Document or any other Loan Document.

SECTION 2.06. Amendment to Section 5.35. Section 5.35 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 5.35. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than: (a) (i) for each Fiscal Quarter ending in Fiscal Year 2009, $95,000,000.00, and (ii) for each Fiscal Quarter ending in Fiscal Year 2010, $90,000,000.00; plus (b) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after the Fiscal Year ended November 30, 2007, calculated quarterly.

SECTION 2.07. Amendment to Agent Commitment Amount. The Commitment amount of the Agent as set forth on the signature page of the Credit Agreement is hereby decreased from $45,000,000.00 to $30,000,000.00.

SECTION 2.08. Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit A attached hereto.

SECTION 3. Amendment to Licensee Loan Guarantees. Each Licensee Loan Guarantee is hereby amended by amending and restating clauses (a) and (b) of the definition of “Guaranty Trigger Event” therein to read in their entirety as follows:

(a) any required payment of the Borrower with respect to the Guaranteed Obligations is twenty or more days past due during any calendar month, and, if such required payment were to remain unpaid as of the last day of that calendar month, such payment would on the last day of such calendar month be 30 or more days past due;

(b) the third occurrence of any required payment of the Borrower with respect to the Guaranteed Obligations being more than (i) prior to the Second Amendment Effective Date, 60 days past due and (ii) thereafter, 30 days past due;

SECTION 4. Acknowledgments; Additional Agreements.

(a) The Borrower, the Agent, the Guarantors and the Banks acknowledge and agree that: (i) prior to this Amendment, the Agent’s Commitment, as a Bank, was equal to $45,000,000.00; and (ii) effective as of the Second Amendment Effective Date, such Commitment shall be decreased in the amount of $15,000,000.00, and (iii) after giving effect to such decrease, the Agent’s Commitment, as a Bank, shall be equal to $30,000,000.00.

(b) The Borrower and Malone Corporation represent and warrant to Agent and Banks, and covenant and agree that, as of the date hereof, Malone Corporation does not, and, after the date hereof it will not, hold any Properties or other assets or conduct any business, and, as of the date hereof, it is not, and after the date hereof it will not be, a party to any material contractual obligations (other than the Loan Documents). Subject to compliance with the foregoing, Agent and Banks agree that, notwithstanding anything to the contrary in Sections 6.01(b), (c) or (d) of the Credit Agreement, the failure of Malone Corporation to be in good standing in Delaware shall not constitute a breach of the representations and warranties set forth in Section 4.01, 4.08 or 4.15 of the Credit Agreement or a failure to perform or observe the covenants set forth in Sections 5.15, 5.19 or 5.22 of the Credit Agreement.

SECTION 5. Waiver of Compliance with Section 5.35 of the Credit Agreement. Subject to the terms and conditions of this Amendment, the Banks hereby waive the Existing Events of Default. The foregoing waiver is limited solely to the Existing Events of Default, and nothing contained herein shall otherwise (i) modify the Borrower’s or the Guarantors’ respective obligations to comply fully with all duties, terms, conditions, or covenants contained in the Loan Documents or (ii) be deemed to constitute a waiver of any other rights or remedies any Bank or the Agent may have under any Loan Documents or under applicable law or at equity with respect to any matters. This is a one-time waiver, and, other than as set forth in this Amendment, the Banks and the Agent shall have no obligation to amend, modify or waive any provision of the Credit Agreement or any other Loan Document. The provisions and agreements set forth in this Section 5 shall not establish a custom or course of dealing or conduct between any Bank or the Agent and Borrower and the Guarantors.

SECTION 6. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions, unless the Banks waive such conditions:

(a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the Agent shall have received: (i) the duly executed Replacement Note (as defined below) for the account of the Agent; (ii) corporate resolutions and other evidence as the Agent may reasonably request, respecting the authorization, execution and delivery of this Amendment and the Replacement Note; (iii) an opinion from counsel to the Borrower and Guarantors in form and content satisfactory to the Agent; and (iv) all other documents that the Agent may reasonably request in connection with the transactions contemplated hereby;

(c) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 8 of this Amendment shall be true on and as of the date hereof;

(d) the Agent shall have received: (i) the entire accrued and unpaid facility fee, calculated in accordance with Section 2.07(a) as in effect prior to the Second Amendment Effective Date plus the upfront facility fee in an amount equal to 0.50% of the aggregate Commitment (calculated after giving effect to this Amendment), (ii) the Amendment Fee (as defined below) and (iii) all other accrued and unpaid fees and other amounts owing by the Borrower and the Guarantors under the Loan Documents, including all costs and expenses of the preparation, execution and delivery and closing of this Amendment (including any associated costs of counsel for the Agent); and

(e) all documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

SECTION 7. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement and the respective Licensee Loan Guarantees shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation of any Loan Document. The Credit Agreement and this Amendment, and each Licensee Loan Guaranty and this Amendment, as the case may be, shall be construed together as a single agreement. On and after the Second Amendment Effective Date, all references to the Credit Agreement or the Licensee Loan Guarantees, as the case may be, contained in the Notes, the Security Agreement, the Securities Account Control Agreements (as each are defined in the Credit Agreement), and the other Loan Documents shall mean and include the Credit Agreement and the Licensee Loan Guarantees, as the case may be, as modified by this Amendment. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or the Licensee Loan Guarantees, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement and the Licensee Loan Guarantees, all as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement and Licensee Loan Guarantees, all as heretofore and hereby amended and the other Loan Documents, the Credit Agreement and Licensee Loan Guarantees, all as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and the Guarantors hereby expressly agree that the Credit Agreement and Licensee Loan Guarantees, all as amended, the Security Agreement, the Securities Account Control Agreements, and the other Loan Documents are in full force and effect. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

SECTION 8. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a) After giving effect to the waiver contemplated by Section 5 of this Amendment, no Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived hereby or otherwise by the Banks on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and the Replacement Note and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by them.

(c) This Amendment and the Replacement Note have been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitute legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with their terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the Replacement Note and the performance hereunder and thereunder by the Borrower and Guarantors do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower or any Guarantor are or may become bound.

(e) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Banks, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens except as expressly permitted under the Credit Agreement.

(f) Schedule 1 sets forth a true, complete and correct list of all Licensee Loan Guarantees existing and in effect on the date hereof.

SECTION 9. Effective Date. This Amendment shall be effective as of October 6, 2009 (such date, the “Second Amendment Effective Date”).

SECTION 10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 11. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 12. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed. In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Replacement Note and the Loans made under the Agent’s Commitment as modified by this Amendment. The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 13. Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

SECTION 14. Amendment Fee. The Borrower hereby agrees to pay to the Agent for the account of each Bank an amendment fee (the “Amendment Fee”) in the amount of $10,000.00, which Amendment Fee shall be fully earned and nonrefundable and due and payable on the date of this Amendment.

SECTION 15. Commitment. The Borrower, the Agent, the Guarantors and the Banks acknowledge and agree, as of the Second Amendment Effective Date, the aggregate amount of the Commitment of the Agent, as a Bank, is equal to $30,000,000.00. The Borrowers shall deliver to the Agent an Amended and Restated Third Amended and Restated Revolving Credit Note (in the amount of the Agent’s Commitment) (such Note is referred to herein as the “Replacement Note”), executed by the Borrower, in exchange for the Note of the Agent currently outstanding. On and after the Second Amendment Effective Date, all references to the Third Amended and Restated Revolving Credit Note

contained in the Credit Agreement, the Security Agreement, the Securities Account Control Agreements, and the other Loan Documents shall mean and include the Replacement Note as supplemented, modified, amended, renewed or extended.

SECTION 16. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 17. Waiver of Claims or Defenses. The Borrower and the Guarantors represent that none of them has any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Agent or the Banks relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 18. Release of Claims. For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower and the Guarantors do remise, release and forever discharge the Agent and the Banks, and their respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower or any Guarantor ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of the Loans up to and including the date of this Amendment. The general release hereby entered into and executed by Borrower and the Guarantors is intended by Borrower and the Guarantors to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

SECTION 19. Entire Agreement. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

By:		(SEAL)
J. M. Daniel
Chief Financial Officer

By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC,

By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

	By:		(SEAL)
J. M. Daniel
Chief Financial Officer

	By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

THE E.B. MALONE CORPORATION

By:		(SEAL)
J. M. Daniel
Chief Financial Officer

By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT DIRECT STORES, LLC,

By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

	By:		(SEAL)
J. M. Daniel
Chief Financial Officer

	By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT DIRECT NC, LLC

By:	Bassett Direct Stores, LLC, its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

		By:		(SEAL)
J. M. Daniel
Chief Financial Officer

		By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BASSETT DIRECT SC, LLC

By:	Bassett Direct Stores, LLC, its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated, its sole Member and Manager

		By:		(SEAL)
J. M. Daniel
Chief Financial Officer

		By:		(SEAL)
Jay R. Hervey
Vice President, General Counsel and Secretary

BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, Licensee Lender and as a Bank

By:	(SEAL)
Title:

EXHIBIT A

AMENDED AND RESTATED

THIRD AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$30,000,000	Winston-Salem, North Carolina
October 6, 2009

For value received, BASSETT FURNITURE INDUSTRIES, INCORPORATED (the “Borrower”) promises to pay to the order of BRANCH BANKING AND TRUST COMPANY (the “Bank”), for the account of its Lending Office, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000), or such lesser amount as shall equal the unpaid principal amount of each Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Revolving Credit Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Branch Banking and Trust Company, 110 South Stratford Road, Winston-Salem, North Carolina 27104, or at such other address as may be specified from time to time pursuant to the Credit Agreement.

All Advances made by the Bank, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. This Note is secured by, among other security, the Collateral Documents, as the same may be modified or amended from time to time.

This Note is one of the Notes referred to in the Third Amended and Restated Credit Agreement dated as of October 31, 2007 among the Borrower, Bassett Furniture Industries of North Carolina, Inc., The E.B. Malone Corporation, Bassett Direct Stores, Inc., Bassett Direct NC, LLC and Bassett Direct SC, LLC, Branch Banking and Trust Company, as an Issuing Bank, Swing Line Lender, Bank, and as Agent, as amended by that certain First Amendment thereto dated as of August 7, 2008 and that certain Second Amendment and Waiver thereto dated October 6, 2009 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Third Amended and Restated Revolving Credit Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

By:	(SEAL)
Title:

By:	(SEAL)
Title:

2